Exhibit 99.1

On Track Innovations Ltd. Reports Second Quarter 2018 Financial Results

Revenues in First Half of 2018 Increase by 10% to $12.0 Million; Gross Margin in Second Quarter Increases to 52%

Rosh Pina, Israel – August 8, 2018 – On Track Innovations Ltd. (OTI) (NASDAQ: OTIV) (the “Company” or “OTI”), a global provider of near field communication (NFC) and cashless payment solutions, has provided a business update and announced financial results for the second quarter ended June 30, 2018.

Operational Updates:

●	In June, OTI received a purchase order for more than 3,000 cashless payment systems from Japan via its partner, Billing Systems Cooperation (TSEL 3623), a leading payment service provider. OTI will recognize a one-time sale, followed by a high-margin, recurring revenue stream over the long-term. By the end of the third quarter of 2018, OTI will have delivered a total of more than 10,000 advanced payment systems to Japan.

●	Expanded footprint in Poland through new government contracts:
o	In April, OTI secured a recurring revenue contract with the Polish National Post Office (Poczta Polska S.A.) to manage Warsaw’s public transportation “Smart City” card program (i.e. purchase or refill cards for travel via train, bus, or other mode of public transportation). OTI will be providing both the payment portion, as well as the software, in 272 terminals throughout post offices in Warsaw, whereby OTI will manage and control the entire sales and payment process.
o	In May, OTI signed one-year, $500,000 agreement to provide intermediation in the sale of train tickets for trains operated by Mazowieckie Railways in Poland. OTI will provide service to the Masovian Card and sharing information via the infokiosk using 84 ticket vending machines.
o	In June, OTI secured a four-year service contract with the Mazowieckie Railways company to provide and maintain their Smart Cart IT system in support of electronic ticket sales in Poland’s largest and most populous province.

●	In June, OTI received two technology awards from Global Brand Publications (GBR):
o	OTI PetroSmart, OTI’s South Africa based fuel management subsidiary, was named “Most Innovative Technology Company” in Africa.
o	OTI Europa, OTI’s European subsidiary, was named “Most Innovative Cashless Payment Solutions Provider” in Europe.

●	In July, OTI received a purchase order for 5,000 advanced contactless readers to the widespread Russian retail self-service market. OTI has also applied for the Russian Mir certification, a Payment System Established by The Central Bank of Russia. The company expects greater penetration once the Mir certification is officially approved.

Management Commentary

“We’ve continued to experience strong operational execution in our business, evidenced by several purchase orders and contracts in some of our key target markets, including Poland, Japan, and most recently, Russia,” said Shlomi Cohen, Chief Executive Officer of On Track Innovations. “As part of these initiatives, we have continued to invest in our growing list of esteemed certifications, and most recently applied for the Russian Mir certification that we expect to receive in short order, which most likely accelerate penetration in this key market. In fact, we’ve identified Russia as a potential strategic market for OTI, and in July, we received a purchase order for 5,000 advanced contactless readers to the widespread Russian retail self-service market.

“In the first half of 2018, we recognized revenues of more than $12.0 million, representing growth of 10% from the year-ago period, and experienced our third consecutive quarter of positive Adjusted EBITDA results as we drive towards profitability. Looking towards the third quarter of 2018, we are expecting double-digit revenue growth compared to the third quarter of 2017 as a result of execution across all business units as we continue gaining market share in the cashless payments arena.”

Financial Summary

●	Total revenue in the second quarter of 2018 was $6.2 million, compared to $6.9 million in the same year-ago period. Revenues in the first half of 2018 increased 10% to $12.0 million, compared to $11.0 million in the first half of 2017.
●	Recurring revenues accounted for 24% of total revenues in the first half of 2018, compared to 23% of total revenues in the first half of 2017. On an absolute dollar basis, recurring revenues increased by 14% to $2.9 million, compared to $2.5 million.
●	Gross profit in the second quarter of 2018 was $3.2 million, or 52% of revenues, compared to $3.5 million, or 50% of revenues, in the same year-ago period. In the first half of 2018, gross profit increased 11% to $6.3 million, or 52% of total revenues, compared to $5.7 million, or 52% of revenues, in the same year-ago period.
●	Net loss from continuing operations in the second quarter of 2018 was $230,000, or $(0.01) per share, compared to a net income from continuing operations of $86,000, or $0.00 per share, in the same year-ago period. Net loss from continuing operations in the first half of 2018 was $525,000, or $(0.01) per share, compared to a net loss from continuing operations of $696,000, or $(0.02) per share, in the same year-ago period.
●	Positive adjusted EBITDA in the second quarter of 2018 was $315,000, compared with a positive adjusted EBITDA of $536,000 in the same year-ago period. Positive adjusted EBITDA in the first half of 2018 increased to $429,000, compared to a positive adjusted EBITDA of $227,000 in the same year-ago period.
●	Cash and cash equivalents and short-term investments at June 30, 2018 totaled $8.8 million, compared to $10.5 million at March 31, 2018 and $10.1 million at December 31, 2017. Debt at the end of the second quarter of 2018 decreased to $4.5 million, compared to $4.9 million at the end of the first quarter of 2018.

Conference Call

Management will host an investor conference call at 9:00 a.m. Eastern time on August 8, 2018, to discuss OTI’s second quarter 2018 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Date: Wednesday, August 8, 2018

Time: 9:00 a.m. Eastern time

U.S. Dial-in: 1-888-317-6002

International Dial-in: 1-412-317-5245

Webcast: https://www.webcaster4.com/Webcast/Page/1720/26753

Please dial in at least 10 minutes before the start of the call and request to join the “On Track Innovations Q2 2018 Earnings Conference Call” to ensure timely participation.

The conference call will be available for replay by clicking here and via the investor relations section of the company’s website.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of stock based compensation expense, patent litigation and maintenance expenses and other expenses. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the Company’s operations since it provides a clear indication of the Company’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(US dollars in thousands)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net (loss) income	$(280)	$93	$(613)	$(772)

Net loss (income) from discontinued operations	50	(7)	88	76
Financial expenses, net	95	39	127	110
Depreciation	345	302	680	583
Taxes on income	(27)	25	(38)	56
Total EBITDA FROM CONTINUING OPERATIONS	$183	$452	$244	$53

Other expenses	70	-	70	-
Stock-based compensation	62	84	115	174
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$315	$536	$429	$227

About On Track Innovations Ltd

On Track Innovations (OTI) is a global leader in the design, manufacture, and sale of secure cashless payment solutions using contactless NFC technology. OTI’s field-proven innovations have been deployed around the world to address cashless payment, automated retail and petroleum markets. OTI distributes and supports its solutions through a global network of regional offices and alliances. OTI is the proud recipient of the 2017 AI Award for Best Cashless Payment Solutions Provider – Israel. For more information, visit www.otiglobal.com.

Safe Harbor / Forward-Looking Statements

This press release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as “will,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “would,” “should,” “can,” “promising” or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss, among others:  our expectations regarding delivery of our payment systems to Japan, receipt of the Russian Mir certification in short order and its potential effect on our penetration to the Russian market, our drive towards profitability and our expectations for revenue growth in Q3 compared to Q2 and market share gaining in the cashless payments arena and our expectations regarding future growth into new markets such as the Russian market.  Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements.  Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in our most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

Investor Relations Contact:

Greg Falesnik

MZ North America

1-949-385-6449

Greg.Falesnik@mzgroup.us

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	June 30,	December 31,
	2018	2017
Assets

Current assets
Cash and cash equivalents	$6,592	$6,742
Short-term investments	2,161	3,331
Trade receivables (net of allowance for doubtful accounts of $550 and $568 as of June 30, 2018 and December 31, 2017, respectively)	5,536	5,827
Other receivables and prepaid expenses	2,168	1,563
Inventories	3,313	3,009

Total current assets	19,770	20,472

Long-term restricted deposit for employees benefit	473	498

Severance pay deposits	384	405

Property, plant and equipment, net	5,401	5,859

Intangible assets, net	313	336

Total Assets	$26,341	$27,570

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	June 30,	December 31,
	2018	2017
Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$3,974	$4,181
Trade payables	6,418	6,264
Other current liabilities	2,441	2,421

Total current liabilities	12,833	12,866

Long-Term Liabilities
Long-term loans, net of current maturities	477	814
Accrued severance pay	890	939
Deferred tax liability	408	500
Total long-term liabilities	1,775	2,253

Total Liabilities	14,608	15,119

Commitments and Contingencies

Equity

Ordinary shares of NIS 0.1 par value: Authorized – 50,000,000 shares as of June 30, 2018 and December 31, 2017; issued: 42,473,076 and 42,353,077 shares as of June 30, 2018 and December 31, 2017, respectively; outstanding: 41,294,377 and 41,174,378 shares as of June 30, 2018, and December 31, 2017, respectively	1,068	1,064
Additional paid-in capital	224,903	224,758
Treasury shares at cost - 1,178,699 shares as of June 30, 2018 and December 31, 2017	(2,000)	(2,000)
Accumulated other comprehensive loss	(945)	(691)
Accumulated deficit	(211,293)	(210,680)
Total Equity	11,733	12,451

Total Liabilities and Equity	$26,341	$27,570

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(US dollars in thousands, except share and per share data)

	Three months ended June 30,			Six months ended June 30,
	2018	2017		2018	2017
Revenues
Sales	$4,656		$5,646	$9,137	$8,426
Licensing and transaction fees	1,498		1,300	2,879	2,540

Total revenues	6,154		6,946	12,016	10,966

Cost of revenues
Cost of sales	2,973		3,476	5,727	5,276
Total cost of revenues	2,973		3,476	5,727	5,276

Gross profit	3,181		3,470	6,289	5,690
Operating expenses
Research and development	815		889	1,645	1,591
Selling and marketing	1,463		1,492	3,108	2,834
General and administrative	1,065		939	1,972	1,795
Total operating expenses	3,343		3,320	6,725	6,220

Operating (loss) income from continuing operations	(162)		150	(436)	(530)
Financial expenses, net	(95)		(39)	(127)	(110)
(Loss) income from continuing operations before taxes on income	(257)		111	(563)	(640)
Income tax	27		(25)	38	(56)
Net (loss) income from continuing operations	(230)		86	(525)	(696)
Net (loss) income from discontinued operations	(50)		7	(88)	(76)
Net (loss) income	$(280)		$93	$(613)	$(772)
Basic and diluted net loss attributable to shareholders per ordinary share
From continuing operations	(0.01)		*	(0.01)	(0.02)
From discontinued operations	*		*	*	*

	$(0.01)	$	*	$(0.01)	$(0.02)

Weighted average number of ordinary shares used in computing basic and diluted net income (loss) per ordinary share	41,271,644		41,095,788	41,243,169	41,087,729

*	Less than $0.01 per ordinary share.

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(US dollars in thousands)

	Six months ended June 30,
	2018	2017
Cash flows from continuing operating activities
Net loss from continuing operations	$(525)		$(696)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options issued to employees and others	115		174
Accrued interest and linkage differences, net	7		(47)
Depreciation and amortization	680		583
Deferred tax, net	(54)		21
Gain on sale of fixed assets	(17)		(7)

Changes in operating assets and liabilities:
Accrued severance pay, net	(28)		74
Decrease (increase) in trade receivables, net	963		(1,151)
(Increase) decrease in other receivables and prepaid expenses	(658)		90
Increase in inventories	(344)		(47)
Increase (decrease) in trade payables	445		(396)
Decrease in other current liabilities	(650)		(855)
Net cash used in continuing operating activities	(66)		(2,257)

Cash flows from continuing investing activities
Purchase of property and equipment, net	(414)		(98)
Change in short-term investments, net	1,173		2,500
Investment in capitalized product costs	(87)		(157)
Proceeds from restricted deposit for employee benefits	-		44
Proceeds from sale of fixed assets	17		12
Net cash provided by continuing investing activities	689		2,301

Cash flows from continuing financing activities
(Decrease) increase in short-term bank credit, net	(80)		213
Repayment of long-term bank loans	(348)		(374)
Proceeds from exercise of options	34		15
Net cash used in continuing financing activities	(394)		(146)

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(107)		(71)

Total net cash used in discontinued operations	(107)		(71)

Effect of exchange rate changes on cash and cash equivalents	(288)		463

(Decrease) increase in cash, cash equivalents and restricted cash	(166)		290
Cash, cash equivalents and restricted cash-beginning of the period	7,799		(*) 7,500

Cash, cash equivalents and restricted cash-end of the period	$7,633	$	(*) 7,790

(*)	Reclassified to conform with the current period presentation.